EXHIBIT 99.1

Concur Exceeds Guidance With Record First Quarter Revenue And Earnings

Company raises fiscal 2008 guidance for revenue, earnings and cash flow

REDMOND, Wash., January 30, 2008 - Concur (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services today reported financial results for its first quarter ended December 31, 2007.

Concur reported total revenue for the first quarter of fiscal 2008 of $49.4 million, driven by subscription revenue which was up 83% from the year-ago quarter. Total revenue for the quarter was up 69% from the year-ago quarter and up 38% from the prior quarter. Fiscal 2008 first quarter net income was $3.4 million, or $0.07 per share, and exceeded company expectations. This compares to net income of $1.0 million, or $0.02 per share, in the year-ago quarter.

“Revenue, earnings and cash flow for the first quarter of fiscal 2008 all exceeded our guidance,” said Steve Singh, chairman and CEO of Concur. “Based on the strength of our first quarter results, the strong operating leverage inherent in our business, and a solid demand environment for Concur’s services, we are once again raising our revenue, earnings and cash flow guidance for fiscal 2008.”

Singh continued, “We saw strong customer demand driven by the compelling value equation of Concur’s on-demand services, particularly our end-to-end travel and expense offering. The integration of Gelco continues to progress well as we saw several Gelco clients move from Gelco ExpenseLink to our integrated service, Concur® Travel & Expense. Looking to the remainder of the fiscal year, we will capitalize on the strong operating leverage of the business and continue to invest aggressively to expand distribution, drive innovation and to raise the bar for service excellence.”

Financial Highlights

•	Total revenue was $49.4 million for the first quarter of fiscal 2008, up 69% compared to the year-ago quarter and up 38% sequentially.

•	Net income was $3.4 million, or $0.07 per share, for the first quarter of fiscal 2008, compared to $1.0 million, or $0.02 per share, for the year-ago quarter.

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Non-GAAP pretax income was $8.2 million, or $0.17 per share, for the first quarter of fiscal 2008, compared to $4.4 million, or $0.11 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below.

•	Non-GAAP operating margin was 17% for the first quarter of fiscal 2008, compared to 16% for the year-ago quarter, and down from 18% sequentially.

•	Cash flows from operations were $3.9 million for the first quarter of fiscal 2008, down 29% from the year-ago quarter.

Recent Business Highlights

•	Concur completed its acquisition of privately-held H-G Holdings, Inc. and its subsidiaries, including Gelco Information Network, Inc., the owner of Gelco Expense Management, on October 1, 2007.

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Concur announced the general availability of Concur Travel & Expense, the industry-first innovation featuring Smart Expense™ that completely shatters the notion of the traditional expense report by enabling One Touch Business Travel™.

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Concur continued expanding its European presence with the opening of a center of excellence for engineering, services and infrastructure in Prague, Czech Republic and offices in Frankfurt, Germany and Paris, France.

•	Concur hosted the Gelco Perspectives Conference in Orlando, Florida and the annual Concur International User Conference in Phoenix, Arizona, with a combined 1500 clients and partners in attendance.

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Concur announced that IHG Properties is now delivering e-receipts directly into Concur Travel & Expense through Concur® Connect – a global program connecting more than 6,000 Concur clients, representing over $35 billion of spend, to suppliers from around the world. IHG joins a growing list of direct connect and e-receipt vendors, including airlines like Air Canada, AirTran Airways, JetBlue Airways, Virgin Blue; hotels such as Hilton, Marriott and Starwood; car rental companies including Hertz, Avis/Budget and Enterprise; rail providers VIA Rail, SNCF, Rail1, Die Bahn and UK Rail; and OpenTable.com for restaurant reservations – providing Concur clients with access to the industry’s broadest selection of travel content.

•	Notable clients including Cinemark USA, Inc., F5 Networks, Lawson Products, Inc. and Liz Claiborne, Inc. signed new contracts for Concur services during the quarter.

•	One quarter into the integration of Gelco, Concur saw several global Gelco clients, including Cardinal Health, Inc., move to Concur Travel & Expense.

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Concur established Concur Cares and pledged $200,000 to Conservation International – the cornerstone of a multi-faceted commitment to corporate social responsibility integrating the company’s overall corporate strategy to support conservation with product strategy and sustainable business practices.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects total revenue to be $50.0 million for the second quarter of fiscal 2008, and to be $204.0 million for fiscal 2008.

•	Concur expects earnings per share for the second quarter of fiscal 2008 to be $0.04 assuming an estimated effective tax rate of 39% and non-GAAP pre-tax earnings per share to be $0.17.

•	Concur expects earnings per share for fiscal 2008 to be $0.22 assuming an estimated effective tax rate of 39% and non-GAAP pre-tax earnings per share to be $0.74.

•	Concur expects the fiscal 2008 non-GAAP operating margin to be 18% for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2008 to be $44.0 million, and capital expenditures of approximately $14.0 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world — streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties integrating the operations of H-G Holdings, Inc. with our operations; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31,
	2007	2006
Revenues:
Subscription	$46,543	$25,493
Consulting and other	2,809	3,747

Total revenues	49,352	29,240

Expenses:
Cost of operations	15,983	10,377
Sales and marketing	13,157	7,031
Systems development and programming	5,941	3,882
General and administrative	6,840	4,607
Amortization of intangible assets	1,566	823

Total expenses	43,487	26,720

Operating income	5,865	2,520

Other income (expense):
Interest income	250	182
Interest expense	(432)	(367)
Other, net	(126)	29

Total other expense, net	(308)	(156)

Income before income tax	5,557	2,364

Income tax expense	2,175	1,371

Net income	$3,382	$993

Net income per share available to common stockholders:
Basic	$0.08	$0.03
Diluted	0.07	0.02

Weighted average shares used in computing net income per share:
Basic	43,838	36,481
Diluted	47,822	40,182

Concur Technologies, Inc.

Balance Sheets

(in thousands, except per share amounts)

(Unaudited)

	December 31, 2007	September 30, 2007
Assets

Current assets:
Cash and cash equivalents	$23,988	$168,835
Restricted cash	2,907	—
Accounts receivable, net of allowance of $5,348 and $2,766	40,668	31,460
Prepaid expenses	3,686	1,797
Current portion of deferred income taxes	5,183	2,657
Other current assets	11,329	8,448

Total current assets	87,761	213,197
Property and equipment, net	32,836	24,066
Intangible assets, net	43,738	10,604
Goodwill	177,366	57,128
Deferred income tax assets, net of current portion	43,697	28,264
Deposits and other long-term assets	11,724	12,223

Total assets	$397,122	$345,482

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$3,718	$4,193
Customer funding liabilities	18,662	—
Accrued compensation	8,622	11,492
Acquisition-related liabilities	4,940	700
Other accrued liabilities	7,718	4,655
Current portion of long-term debt	1,671	—
Current portion of deferred rent	397	399
Current portion of deferred revenues	25,282	21,560

Total current liabilities	71,010	42,999
Long-term debt, net of current portion	20,767	5,369
Deferred rent, net of current portion	4,739	2,428
Deferred revenues, net of current portion	9,408	10,326

Total liabilities	105,924	61,122

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	44	44
Authorized shares: 60,000
Shares issued and outstanding: 44,043 and 43,699
Additional paid-in capital	448,989	445,324
Accumulated deficit	(158,630)	(162,012)
Accumulated other comprehensive income	795	1,004

Total stockholders’ equity	291,198	284,360

Total liabilities and stockholders’ equity	$397,122	$345,482

Concur Technologies, Inc

Cash Flow Statements

(in thousands)

(Unaudited)

	Three months ended December 31,
	2007	2006
Operating activities:
Net income	$3,382	$993
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,566	823
Depreciation	3,671	1,932
Allowance for uncollectible accounts receivable	1,259	293
Share-based compensation expense	1,048	1,228
Deferred income taxes	2,029	1,263
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(530)	(338)
Prepaid expenses and other assets	(1,579)	(683)
Accounts payable	(750)	176
Accrued liabilities	(7,753)	(2,432)
Deferred revenues	1,602	2,270

Net cash provided by operating activities	3,945	5,525

Investing activities:
Increase in restricted cash balances	(231)	—
Net increase in customer funding liabilities	(2,477)	—
Purchases of property and equipment	(2,480)	(2,464)
Payments for acquisition, net of cash acquired	(160,946)	—

Net cash used in investing activities	(166,134)	(2,464)

Financing activities:
Net proceeds from stock-based award activity	2,379	478
Proceeds from employee stock purchase plan activity	228	187
Net proceeds from borrowings	15,398	—
Repayments on borrowings and capital leases	(423)	(617)

Net cash provided by financing activities	17,582	48

Effect of foreign currency exchange rate changes on cash and cash equivalents	(240)	227

Net increase (decrease) in cash and cash equivalents	(144,847)	3,336
Cash and cash equivalents at beginning of period	168,835	16,334

Cash and cash equivalents at end of period	$23,988	$19,670

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three months ended December 31,
	2007	2006
Operating income:
Operating income	$5,865	$2,520
Income from operations as a % of total revenue (Operating Margin)	12%	9%
Add back:
Effect of share-based compensation on operating income	1,048	1,228
Effect of amortization of intangibles on operating income	1,566	823

Non-GAAP operating income	$8,479	$4,571

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	17%	16%

Net income to pre-tax income:
Net income	$3,382	$993
Add back:
Share-based compensation	1,048	1,228
Amortization of intangibles	1,566	823
Income tax expense	2,175	1,371

Non-GAAP pre-tax income	$8,171	$4,415

Diluted income per share:
Diluted income per share	$0.07	$0.02
Add back:
Effect of share-based compensation on income per share	0.02	0.03
Effect of amortization of intangibles on income per share	0.03	0.02
Income tax expense	0.05	0.04

Non-GAAP pre-tax diluted income per share	$0.17	$0.11

Shares used in calculation of basic and diluted non-GAAP income per share:
Basic	43,838	36,481
Diluted	47,822	40,182

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. Concur believes that its non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation expenses. Concur’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of acquired intangible assets are non-cash in nature and income tax expense is largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. In addition, the income tax expense can vary significantly because losses in its foreign operations are not included in the calculation of the consolidated income tax expense as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP pre-tax diluted income per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.